As filed with the Securities and Exchange Commission on January 14, 2015
Registration No. 333-____
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	42-1520346
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

711 HIGH STREET
DES MOINES, IOWA 50392
(Address of Principal Executive Offices)

PRINCIPAL FINANCIAL GROUP, INC. 2014 STOCK INCENTIVE PLAN
PRINCIPAL FINANCIAL GROUP, INC. 2014 DIRECTORS STOCK PLAN
(Full title of the Plans)

KAREN E. SHAFF, ESQ.
EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
PRINCIPAL FINANCIAL GROUP, INC.
711 HIGH STREET
DES MOINES, IOWA 50392
(515) 247-5111
(Name, address and telephone number of agent for service)

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filed	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $.01 per share	8,000,000(1)	$49.97	$399,760,000.00	$46,453.00

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of a stock split, stock dividend or similar adjustment of the outstanding common shares of Principal Financial Group, Inc.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933 based upon the average ($49.97) of the high ($50.99) and low ($48.94) sales prices of the registrant's common stock as reported on the New York Stock Exchange on January 13, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

As permitted by Part I of Form S-8, this Registration Statement omits the information specified in Part I. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement, as required by Rule 428(b) under the Securities Act of 1933. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents are incorporated by reference:

(a)	Principal Financial Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013 (filed February 12, 2014)

(b)
Principal Financial Group, Inc.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 (filed April 30, 2014), June 30, 2014 (filed July 30, 2014) and September 30, 2014 (filed October 29, 2014)

(c) Principal Financial Group’s Current Reports on Form 8-K dated:

May 20, 2014 (filed May 27, 2014)
May 27, 2014 (filed May 30, 2014)
November 25, 2014 (filed November 26, 2014)

(d) Amendment No. 4 to Principal Financial Group, Inc.'s Registration Statement on Form S- 1, file number 333-62558, and related Prospectus, as filed with the Securities and Exchange Commission on October 22, 2001. Information relating to Principal Financial Group, Inc.'s common stock is set forth under the caption "Description of Capital Stock and Change of Control Related Provisions" in the Registration Statement on Form S-1.

In addition, all documents subsequently filed by Principal Financial Group, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable (the Registrant's Common Stock is registered under Section 12 of the Securities Exchange Act of 1934).

Item 5. Interests of Named Experts and Counsel

The validity of the securities being offered under this Registration Statement is being passed upon for the Registrant by Karen E. Shaff, Esq., the Registrant’s Executive Vice President, General Counsel and Secretary. Ms. Shaff is eligible to receive shares under the Principal Financial Group, Inc. 2014 Stock Incentive Plan, whose shares are subject to this Registration Statement.

Item 6. Indemnification of Directors and Officers

Our directors and officers may be indemnified against liabilities, fines, penalties and claims imposed upon or asserted against them as provided in the Delaware General Corporation Law and our certificate of incorporation and restated by-laws. Such indemnification covers all costs and expenses incurred by a director or officer in his or her capacity as such. The board of directors, by a majority vote of a quorum of disinterested directors or, under certain circumstances, independent counsel appointed by the board of directors, must determine that the director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of criminal law. In addition, the Delaware General Corporation Law and our certificate of incorporation may, under certain circumstances, eliminate the liability of directors and officers in a stockholder or derivative proceeding.

If the person involved is not a director or officer of Principal Financial Group, Inc., the board of directors may cause Principal Financial Group, Inc. to indemnify, to the same extent allowed for our directors and officers, such person who was or is a party to a proceeding by reason of the fact that he or she is or was our employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

We have policies in force and effect to insure our directors and officers against such losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such directors and officers in the discharge of their duties, individually or collectively, or as a result of any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on page seven.

Item 9. Undertakings

(a) Rule 415 Offering. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for Indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, Iowa on January 14, 2015.

PRINCIPAL FINANCIAL GROUP, INC.
By /s/ Larry D. Zimpleman
        Larry D. Zimpleman
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Dated: January 14, 2015

By /s/ Larry D. Zimpleman	By /s/ Dennis H. Ferro
Larry D. Zimpleman Chairman, Chief Executive Officer and Director	Dennis H. Ferro Director

By /s/ Terrance J. Lillis	By /s/ C. Daniel Gelatt, Jr.
Terrance J. Lillis Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	C. Daniel Gelatt, Jr. Director

By /s/ Daniel J. Houston	By /s/ Sandra L. Helton
Daniel J. Houston President, Chief Operating Officer and Director	Sandra L. Helton Director

By /s/ Betsy J. Bernard	By /s/ Richard L. Keyser
Betsy J. Bernard Director	Richard L. Keyser Director

By /s/ Jocelyn Carter-Miller	By /s/ Luca Maestri
Jocelyn Carter-Miller Director	Luca Maestri Director

By /s/ Gary E. Costley	By /s/ Elizabeth E. Tallett
Gary E. Costley Director	Elizabeth E. Tallett Director

By /s/ Michael T. Dan
Michael T. Dan Director

Index to Exhibits

Exhibit    Description of Exhibit
No.

4.1
Form of Certificate for the Common Stock of Principal Financial Group, Inc., par value $0.01 per share, incorporated by reference to exhibit filed with Principal Financial Group, Inc.'s Registration Statement on Form S-1, as amended (No. 333-62558).

4.1.1
Certificate of Designations of the Company’s Series A Non-Cumulative Perpetual Preferred Stock dated June 16, 2005, incorporated by reference to exhibit filed with Principal Financial Group, Inc.’s Current Report on Form 8-K filed on June 17, 2005 (Commission File No. 1-16725).

4.1.2
Certificate of Designations of the Company’s Series B Non-Cumulative Perpetual Preferred Stock, dated June 16, 2005, incorporated by reference to exhibit filed with Principal Financial Group, Inc.’s Current Report on Form 8-K filed on June 17, 2005 (Commission File No. 1-16725).

4.1.3
Specimen Stock Certificate for the Company’s Series A Non-Cumulative Perpetual Preferred Stock, incorporated by reference to exhibit filed with Principal Financial Group, Inc.’s Current Report on Form 8-K filed on June 17, 2005 (Commission File No. 1-16725).

4.1.4
Specimen Stock Certificate for the Company’s Series B Non-Cumulative Perpetual Preferred Stock, incorporated by reference to exhibit filed with Principal Financial Group, Inc.’s Current Report on Form 8-K filed on June 17, 2005 (Commission File No. 1-16725).

4.1.5
Senior Indenture, dated as of October 11, 2006, between Principal Financial Group, Inc. and The Bank of New York, as Trustee, incorporated by reference to exhibit filed with Principal Group, Inc.’s Current Report on Form 8-K filed on October 16, 2006 (Commission File No. 1-16725).

4.1.6
First Supplemental Indenture, dated as of October 16, 2006, among Principal Financial Group, Inc., Principal Financial Services, Inc. and The Bank of New York, as Trustee, incorporated by reference to exhibit filed with Principal Group, Inc.’s Current Report on Form 8-K filed on October 16, 2006 (Commission File No. 1-16725).

4.1.7
6.05% Senior Note ($500,000,000) due October 15, 2036, incorporated by reference to exhibit filed with Principal Group, Inc.’s Current Report on Form 8-K filed on October 16, 2006 (Commission File No. 1-16725).

4.1.8
6.05% Senior Note ($100,000,000) due October 15, 2036 incorporated by reference to exhibit filed with Principal Group, Inc.’s Current Report on Form 8-K filed on December 6, 2006 (Commission File No. 1-16725).

4.1.9
Guarantee, dated as of October 16, 2006, by Principal Financial Services, Inc. incorporated by reference to exhibit filed with Principal Group, Inc.’s Current Report on Form 8-K filed on October 16, 2006 (Commission File No. 1-16725).

4.1.10
Senior Indenture, dated as of May 21, 2009, among Principal Financial Group, Inc., Principal Financial Services, Inc., as guarantor, and The Bank of New York, as Trustee, incorporated by reference to exhibit filed with Principal Group, Inc.’s Current Report on Form 8-K filed on May 21, 2009.

4.1.11
Second Supplemental Indenture (including the form of 2019 Notes), dated as of May 21, 2009, among Principal Financial Group, Inc. as issuer, Principal Financial Services, Inc., as guarantor, and The Bank of New York Mellon Trust Company, as trustee, incorporated by reference to exhibit filed with Principal Group, Inc.’s Current Report on Form 8-K filed on May 21, 2009.

4.1.12
Third Supplemental Indenture (including the form of 2022 Notes), dated as of September 10, 2012, among Principal Financial Group, Inc., as issuer, Principal Financial Services, Inc., as guarantor, and The Bank of New York Mellon Trust Company, as trustee, incorporated by reference to exhibit filed with Principal Group, Inc.’s Current Report on Form 8-K filed on September 10, 2012.

4.1.13
Fourth Supplemental Indenture (including the form of 2022 Notes), dated as of September 10, 2012, among Principal Financial Group, Inc., as issuer, Principal Financial Services, Inc., as guarantor, and The Bank of New York Mellon Trust Company, as trustee, incorporated by reference to exhibit filed with Principal Group, Inc.’s Current Report on Form 8-K filed on September 10, 2012.

4.1.14
Fifth Supplemental Indenture (including the form of 2017 Notes), dated as of November 16, 2012, among Principal Financial Group, Inc., as issuer, Principal Financial Services, Inc., as guarantor, and The Bank of New York Mellon Trust Company, as trustee, incorporated by reference to exhibit filed with Principal Group, Inc.’s Current Report on Form 8-K filed on November 16, 2012.

4.1.15
Sixth Supplemental Indenture (including the form of 2023 Notes), dated as of November 16, 2012, among Principal Financial Group, Inc., as issuer, Principal Financial Services, Inc., as guarantor, and The Bank of New York Mellon Trust

Company, as trustee, incorporated by reference to exhibit filed with Principal Group, Inc.’s Current Report on Form 8-K filed on November 16, 2012.

4.1.16
Seventh Supplemental Indenture (including the form of 2043 Notes), dated as of November 16, 2012, among Principal Financial Group, Inc., as issuer, Principal Financial Services, Inc., as guarantor, and The Bank of New York Mellon Trust Company, as trustee, incorporated by reference to exhibit filed with Principal Group, Inc.’s Current Report on Form 8-K filed on November 16, 2012.

4.1.17
Guarantee from Principal Financial Services, Inc. with respect to the 8.875% Senior Notes due 2019, incorporated by reference to exhibit filed with Principal Group, Inc.’s Current Report on Form 8-K filed on May 21, 2009.

4.1.18
Guarantee from Principal Financial Services, Inc. with respect to the 3.300% Senior Notes due 2022, incorporated by reference to exhibit filed with Principal Group, Inc.’s Current Report on Form 8-K filed on September 10, 2012.

4.1.19
Guarantee from Principal Financial Services, Inc. with respect to the 4.625% Senior Notes due 2042, incorporated by reference to exhibit filed with Principal Group, Inc.’s Current Report on Form 8-K filed on September 10, 2012.

4.1.20
Guarantee from Principal Financial Services, Inc. with respect to the 1.850% Senior Notes due 2017, incorporated by reference to exhibit filed with Principal Group, Inc.’s Current Report on Form 8-K filed on November 16, 2012.

4.1.21
Guarantee from Principal Financial Services, Inc. with respect to the 3.125% Senior Notes due 2023, incorporated by reference to exhibit filed with Principal Group, Inc.’s Current Report on Form 8-K filed on November 16, 2012.

4.1.22
Guarantee from Principal Financial Services, Inc. with respect to the 4.350% Senior Notes due 2043, incorporated by reference to exhibit filed with Principal Group, Inc.’s Current Report on Form 8-K filed on November 16, 2012.

5*	Opinion of Karen E. Shaff

23.1*	Consent of Ernst & Young LLP

23.2	Consent of Karen E. Shaff (included in Exhibit 51).

24*	Powers of Attorney

99.1	Principal Financial Group, Inc. 2014 Directors Stock Plan, previously filed as Appendix A to Principal Financial Group's Proxy Statement filed April 7, 2014 and incorporated herein by reference.

99.2	Principal Financial Group, Inc. 2014 Stock Incentive Plan, previously filed as Appendix C to Principal Financial Group, Inc.'s Proxy Statement filed April 7, 2014 and incorporated herein by reference.

*filed herewith